PROPOSAL 3 – APPROVAL OF THE PINNACLE WEST CAPITAL CORPORATION
2021 LONG-TERM INCENTIVE PLAN
As we describe in the CD&A, equity-based long-term compensation is an important element of our compensation program. Since 2012, we have granted long-term equity compensation awards pursuant to our 2012 Plan. On February 17, 2021, our Board, upon recommendation of the Human Resources Committee (for purposes of this proposal, the “Committee”), approved the 2021 Long-Term Incentive Plan (the “2021 Plan”), which is attached as Appendix A. The 2021 Plan is subject to shareholder approval at the Annual Meeting and, if approved by our shareholders, the 2021 Plan will become effective as of June 1, 2021 (the “Effective Date”). If this Proposal is not approved, the 2021 Plan will be void and the Committee may continue to grant awards pursuant to the 2012 Plan, until it expires.
If approved by the shareholders, the 2021 Plan will supersede and replace the 2012 Plan and any other similar plan adopted by the Company at any point in the past (collectively, the “Prior Plans”), provided that the Prior Plans shall remain in effect until all awards granted pursuant to such Prior Plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such awards. No awards will be granted under any Prior Plan on or after the Effective Date.
Like the 2012 Plan, the 2021 Plan will allow us to continue to attract, retain, and motivate employees, officers, directors, and consultants (including prospective employees, officers, directors, and consultants) of the Company and its affiliates by aligning their interests and efforts with the long-term interests of the Company and the Company’s shareholders. The 2021 Plan differs from the 2012 Plan primarily in that the 2021 Plan modernizes provisions that will allow the Committee to continue to grant awards that vest based on the attainment of performance goals despite the elimination of performance-based compensation exception to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Certain other changes have been made to the 2021 Plan to address current compensation and governance related trends and pay practices.
SHAREHOLDERS ARE NOT BEING ASKED TO:
•APPROVE ANY ADDITIONAL SHARES FOR ISSUANCE; OR
•TO APPROVE ANY INCREASE TO ANY OF THE ANNUAL LIMITS ON AWARDS THAT CURRENTLY EXIST IN THE 2012 PLAN.
As with the 2012 Plan, the 2021 Plan includes the following features, which we believe reflect emerging trends and strong governance practices with respect to equity compensation plans:
•No Evergreen Provision. The 2021 Plan does not include an “evergreen” feature that automatically replenishes the shares available for future grants.
•No Liberal Share Counting Provisions. The 2021 Plan does not include liberal share counting provisions.
•Limitation on Repricing. The 2021 Plan prohibits the direct and indirect repricing of previously granted options and Stock Appreciation Rights (“SAR”) without prior shareholder approval.
•No Discounted Options or SARs. The 2021 Plan includes an express requirement that all options and SARs be issued with an exercise price that is not less than the fair market value of a share of Company stock on the grant date.

•No Payment of Dividend Equivalents for Awards that Vest Based on Performance Goals until Performance Goals are Achieved. The 2021 Plan precludes the payment of dividend equivalent awards for any restricted stock unit award that vests based on the achievement of performance goals, or with respect to a performance share unit or performance share award, unless and until the participant attains the applicable performance goals.
•Limitation on Awards with Rapid or No Vesting. The 2021 Plan provides that no more than five percent (in the aggregate) of the shares of stock available for grant under the 2021 Plan may be subject to the following types of awards: stock grants or stock units other than those awarded to members of the Board of Directors of the Company as part of director compensation; options that become fully vested prior to the third anniversary of the date of grant; SARs that become fully vested prior to the third anniversary of the date of grant; restricted stock or restricted stock unit awards that vest solely based on time-based vesting restrictions and which vest in less than three years from the date of grant; restricted stock or restricted stock unit awards that are subject to performance-based vesting and which vest before the expiration of the one-year period following the date of grant; and performance shares or performance share unit awards that fully vest before the expiration of the one-year period following the date of grant. Awards may vest in increments during the applicable three-year or one-year vesting periods described above. There are limited exceptions to the minimum vesting periods described in Section 13.1 of the 2021 Plan.
•Forfeiture and Recapture of Awards. The award agreement for any award granted pursuant to the 2021 Plan will provide for the recapture or clawback of all or any portion of the award to comply with the Company’s Clawback Policy and applicable law, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act.
•Annual Limitation on Director Compensation. The 2021 Plan imposes a $500,000 limit on the total compensation that may be paid to any one non-employee director during any calendar year.
•No Liberal Change of Control Definition. The 2021 Plan contains a definition of change of control whereby potential acceleration of awards will only occur in the event of the closing of an actual change of control transaction.
Summary Description of the 2021 Plan
Set forth below is a summary of the material features of the 2021 Plan. The summary is qualified in its entirety by the full text of the 2021 Plan, which is attached to this Proxy Statement as Appendix A. As of March 11, 2021, the closing price of the Company’ stock was $76.78 per share.
Administration
The 2021 Plan will be administered by the Committee. The Committee will consist of at least two directors, each of whom qualifies as a “non-employee director” as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934. The Committee’s powers include, but are not limited to, determining eligibility to receive an award, determining the amount and types of awards that may be granted to a participant, determining all other terms and conditions that apply to awards, and deciding all matters that must be determined in connection with an award. Decisions by the Committee will be final, conclusive, and binding.
In some cases, the Committee may delegate the power and authority to grant awards to eligible individuals, provided, however, that the Committee may not delegate to executive officers the power or authority to make, cancel, or suspend awards to executive officers or members of the Board. Such delegation may be revoked or modified by the Committee at any time.

Eligibility
Persons eligible to participate in the 2021 Plan include all employees, officers, and Board members of the Company and its affiliates. In addition, on a case-by-case basis, the Committee may grant awards to consultants, subject to the terms and conditions determined by the Committee. Awards may also be made to prospective employees, officers, Board members, or consultants. Such awards must specifically provide that no portion of the award will vest, become exercisable or be issued prior to the date on which the individual becomes employed or begins providing services to the Company or its affiliates.
Shares Available Under the 2021 Plan
The aggregate number of shares of stock reserved and available for issuance pursuant to the 2021 Plan is the same number of shares of the Company’s common stock that was authorized but unissued under the 2012 Plan as of the Effective Date. For reference only, the number of shares authorized but unissued under the 2012 Plan was 1,242,298 as of March 11, 2021. The amount of stock reserved for issuance pursuant to the 2021 Plan is subject to proportionate adjustment by the Committee in the event of any issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the shares of stock, or any similar corporate transaction or event in respect of the stock.
For purposes of calculating the number of shares of stock available for awards under the 2021 Plan, the following share counting rules shall apply:
◦Shares of stock that are potentially deliverable under any award granted under the 2021 Plan, or any award outstanding under any Prior Plan on or after the Effective Date, that expires or is canceled, forfeited, or otherwise terminated without delivery of such shares will not be counted against the limit of shares available for issuance under the 2021 Plan and will again be available for grant under the 2021 Plan.
◦Shares of stock that could have been issued in connection with an award but are not delivered because such award is settled in cash, will not be counted against the limit of shares available for issuance under the 2021 Plan and will again be available for grant under the 2021 Plan.
◦Dividend equivalent awards that are paid in cash will not be counted against the limit of shares available for issuance under the 2021 Plan. However, dividend equivalent awards that are paid in stock will be counted against the limit of shares available for issuance under the 2021 Plan.
◦The exercise of a stock-settled SAR or net-cashless exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance under the 2021 Plan by the entire number of shares of stock subject to the SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise.
◦Shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2021 Plan.
◦Shares of stock purchased on the open market with cash proceeds generated by the exercise of an option will not increase or replenish the number of shares available for grant under the 2021 Plan.
The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of stock that are available for awards under the 2021 Plan.

Limitation on Incentive Stock Option Awards
The maximum number of shares of stock that may be issued as incentive stock options under the 2021 Plan is 1,000,000.
Limitation on Compensation for Non-Employee Board Members
The 2021 Plan imposes a limit on the value of grants (based on the grant date value of the awards) to any individual non-employee Board member, plus the aggregate amount of all cash fees earned and paid or payable to any one non-employee Board member for the same year, in a total amount of $500,000 per calendar year.
Source of Shares
Any shares of stock delivered pursuant to an award under the 2021 Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock or stock purchased on the open market.
No Fractional Shares
No fractional shares shall be issued pursuant to the 2021 Plan. Unless the Committee specifies otherwise in an award agreement or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares.
Awards
Each of the following types of awards may be granted pursuant to the 2021 Plan:
Restricted Stock. A restricted stock award gives the participant the right to receive a specified number of shares of stock at a purchase price determined by the Committee (including, and typically, zero). Restricted stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. Except as otherwise provided by the Committee, during the restriction period, participants holding shares of restricted stock may not exercise voting rights with respect to such shares. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee. As a general rule, if a participant terminates employment (or terminates service in the case of a Board member), when the stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Committee may, in its discretion, waive the restrictions in whole or in part in the event of a termination of employment (or a termination of service in the case of a Board member).
Restricted Stock Units. A restricted stock unit award gives the participant the right to receive stock, or a cash payment equal to the fair market value of the stock (determined as of a specified date), subject to any vesting or other restrictions the Committee deems appropriate. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if a participant terminates employment (or terminates service in the case of a Board member) when the restricted stock units are subject to restrictions, the participant forfeits the unvested restricted stock units. The Committee may, in its discretion, waive the restrictions in whole or in part in the event of a termination of employment (or a termination of service in the case of a Board member).

Stock Grant Awards. A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of stock free from vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or other form of consideration acceptable to the Committee. A stock grant award may be granted or sold as consideration for past services, other valid consideration, or in lieu of cash compensation due to any participant.
Stock Unit Awards. A stock unit award gives the participant the right to receive a designated number of shares of stock, or a cash payment equal to the fair market value (determined as of a specified date) of a designated number of shares of stock, in the future, free of any vesting restrictions. A stock unit award may be granted in respect of past services, other valid consideration, or in lieu of cash compensation due to any participant.
Dividend Equivalent Awards. A dividend equivalent award gives the participant the right to receive a payment based on the dividends declared on the shares of stock that are subject to any restricted stock unit, stock unit, performance share unit or performance share award, and will be credited as of the dividend payment dates during the period between the date of grant and the date the award is exercised, vests or expires, as determined by the Committee. In no event may a dividend equivalent award made with respect to a restricted stock unit award that vests based on the achievement of performance goals, or with respect to a performance share unit or performance share award, be paid unless and until such award vests or is earned by satisfaction of the applicable performance goals. A dividend equivalent award shall initially be expressed in terms of cash or shares of stock, depending on the way in which the dividends to which it relates are declared. The Committee will specify when the dividend equivalents will be converted to cash or stock, the formula for conversion, and any restrictions or limitations on the conversion. Dividend equivalents will not be granted with respect to options, SARs, or performance cash awards.
Performance Share Awards. A performance share award gives the participant the right to receive a specified number of shares of stock if one or more performance goals specified by the Committee are satisfied. Performance may be measured over one or more performance periods (not shorter than 12 months in duration) as determined by the Committee.
Performance Share Units. A performance share unit award gives the participant the right to receive a specified number of shares of stock or cash in an amount equal to the fair market value of the stock (determined as of a specified date) if one or more performance goals specified by the Committee are satisfied. Performance may be measured over one or more performance periods (not shorter than 12 months in duration) as determined by the Committee.
Performance Cash. A performance cash award gives the participant the right to receive a cash payment if certain performance goals specified by the Committee are satisfied. Performance may be measured over one or more performance periods (not shorter than 12 months in duration) as determined by the Committee.
Stock Options. An option entitles the participant to purchase shares of stock in the future at a specified price. The Committee may grant both incentive stock options and nonqualified stock options under the 2021 Plan. Incentive stock options will only be granted to participants who are employees and are intended to comply in all respects with the requirements of Code Section 422 and any applicable regulations. The exercise price of all stock options granted under the 2021 Plan will be at least 100% of the fair market value of the stock on the date that the option is granted (or, in the case of certain incentive stock options, 110% of the fair market value of the stock on the grant date). Stock options may be exercised as determined by the Committee, provided that the term of any option granted under the 2021 Plan shall not exceed ten years from the date of grant (or, in the case of certain incentive stock options, five years from the grant date). The exercise price for any option shall be paid in cash or shares of stock held longer than six months, however, the Committee may prescribe other methods by which the exercise price of an option may be paid and the methods by which shares of stock may be delivered to participants; however, the exercise price may not be paid with a promissory note.

Stock Appreciation Rights. A SAR entitles the participant to share in the appreciation on one share of stock. Appreciation is calculated as the excess of (i) the fair market value on the date of exercise over (ii) the base value of the SAR as determined by the Committee, which shall not be less than the fair market value on the date of grant (or such higher amount determined by the Committee). SARs shall vest and become exercisable in equal installments on anniversaries of the date of grant and shall expire on the earlier of a participant’s termination of employment (or termination of service in the case of a Board member) or the tenth anniversary of the date of grant, and payment for SARs shall be made in stock. The Committee will determine the terms and conditions of any SAR at the time of the grant.
Prohibition on Repricing
The 2021 Plan prohibits the Committee from directly or indirectly repricing previously granted options or SARs without shareholder approval. In particular, the Committee may not amend or modify downward, or lower or reprice the exercise price of any previously granted option or SAR after the date of grant or take any action that would be treated as a repricing under applicable listing rules. Moreover, options and SARs may not be surrendered in consideration of or in exchange for cash, other awards, or a new option or SAR, as applicable, having an exercise price below the exercise price of the option or SAR being surrendered or exchanged (except in connection with a change of control or adjustment in capitalization).
Non-Transferability
As a general rule, awards granted pursuant to the 2021 Plan may not be transferred by a participant, except by will or by the laws of descent or distribution. The Committee, in its discretion, may permit the transfer of any award to a family member or family trust. No incentive stock option will be transferable in any way that would violate Code Section 422 or any applicable regulations.
Clawback of Awards
Any portion of the payments and benefits provided in connection with any award granted under the 2021 Plan will be subject to recapture or clawback to the fullest extent called for by the Company’s Clawback Policy, as may be in effect from time to time, and to the extent necessary to comply with applicable law, including, but not limited to, the final rules issued by the Securities and Exchange Commission and any national securities exchange on which the stock is then listed pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or Section 304 of the Sarbanes-Oxley Act of 2002. The Committee also may include other clawback provisions in the applicable award agreements as it determines to be appropriate. By accepting an award, each participant in the 2021 Plan agrees to be bound by, and to comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

Change of Control
Unless the Committee, with the approval of the Board, provides otherwise in an award agreement, if a change of control occurs, immediately prior to the change of control (as defined in the 2021 Plan):
•Any time-based or other restrictions imposed on restricted stock or restricted stock unit awards shall lapse and all restricted stock units and stock units shall become immediately payable and shall be paid in stock or cash, in accordance with the terms of the applicable award agreement.
•Performance shares or performance share unit awards that are payable in stock shall be converted to stock grant awards, which shall be immediately vested. In converting performance shares or performance share units to a stock grant, the participants shall receive the number of shares of stock that would have been earned at the target level of performance, unless the Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis.
•Any performance share unit awards that are payable in cash shall become immediately vested. Participants then shall generally receive a cash payment equal to the fair market value of the specified number of shares of stock payable pursuant to the award at the target level of performance, unless the Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis.
•Performance cash awards shall generally be deemed to be satisfied and earned at the target level of performance, unless the Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis.
•Any and all options and SARs shall become exercisable immediately before the closing of the change of control transaction. If pursuant to the terms of the award agreement, an SAR is to be paid in cash, the SAR will be deemed to be exercised on the closing of the transaction that results in the change of control and a participant will receive the resulting cash payment within ten days following the closing of the change of control transaction.
•Any dividend equivalent awards shall be paid in cash or stock as determined in accordance with the applicable award agreement.
•If an award is subject to Code Section 409A, a change of control may not result in the acceleration of the timing of any payment unless the transaction that results in the change of control also constitutes a “change of control event” as such term is used in the applicable Treasury Regulations. If due to the above provisions the payment of an award may not be accelerated, the Board, prior to the change of control, shall take such action as it in good faith determines to be necessary to assure that there will be no material impairment to either the value of the award to the participant or the participant’s opportunity for future appreciation in respect of such award.

Notwithstanding the foregoing change of control provisions, prior to a change of control, the Board may determine that no change of control shall be deemed to have occurred or that some or all of the enhancements to the rights of participants described above shall not apply to specified awards. The Board may exercise such override authority only if, before or immediately upon the occurrence of the specified event that would otherwise constitute a change of control, the Board, as constituted prior to the change of control, reasonably concludes, in good faith, that: (i) participants holding awards affected by action of the Board override shall be protected by legally binding obligations of the Company or the surviving entity or the parent thereof because such awards (A) shall remain outstanding following consummation of all transactions involved in or contemplated by such change of control or (B) shall be assumed and adjusted by the surviving entity resulting from such transactions or the parent thereof, or (C) shall be exchanged for new awards issued by the surviving entity resulting from such transaction or the parent thereof; and (ii) changes in the terms of the award resulting from such transactions will not materially impair the value of the awards to the participants or their opportunity for future appreciation in respect of such awards. The Board may exercise such override authority with respect to an award which the Company concludes is subject to (and not excepted from) the requirements of Code Section 409A only in a manner and to the extent permissible under Code Section 409A.
Amendment and Termination
The Committee, with the Board’s approval, may terminate, amend, or modify the 2021 Plan at any time, except where shareholder approval for an amendment is required by applicable law, regulation, or stock exchange rule. No amendment, modification, or termination of the 2021 Plan or any award agreement shall in any material manner adversely affect any award previously granted under the 2021 Plan without the consent of the participant. Notwithstanding the foregoing, the participant’s consent is not required if, among other things, the change is required to cause the benefits under the 2021 Plan to comply with the provisions of Code Section 409A.
Expiration Date
Unless terminated sooner, the 2021 Plan will expire on and no award may be granted after, the tenth anniversary of the Effective Date (the “Expiration Date”). Awards outstanding on the Expiration Date will remain in effect according to the terms of the award agreement and the 2021 Plan.
Tax Withholding
The Company has the power to withhold, or to require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements (including the participant’s FICA obligation) on any award under the 2021 Plan. The Company has the discretion to determine the withholding amount, or the Company may permit a participant to elect the withholding amount, within permissible limits as it deems appropriate, but in no event will such withholding amount be less than the minimum or more than the maximum amount necessary to satisfy federal, state, and local tax withholding requirements in the applicable jurisdiction on any award. To the extent that alternative methods of withholding are available under applicable tax laws, the Company has the power to choose among such methods.

Federal Income Tax Consequences
The following summary describes the federal income tax treatment that will apply to awards under the 2021 Plan. This summary is based on the law as in effect on January 1, 2021. This summary is not exhaustive and does not describe state, local, or foreign income taxes, which may also be applicable.
As a general rule, with the exception of a stock grant, a participant will not recognize taxable income with respect to any award at the time of grant. A participant will recognize ordinary taxable income on a stock grant award at the time of grant.
Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock units, performance shares, performance share units, performance cash, or dividend equivalents, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction, or payment. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.
A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a risk of forfeiture and is not transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements for this favored tax treatment and the tax consequences described for nonqualified stock options will apply.
Code Section 409A
Code Section 409A imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount and a possible interest charge. Stock options and SARs granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to deferred compensation for this purpose unless they involve additional deferral features. The Company intends (but does not and cannot guarantee) that awards granted under the 2021 Plan will comply with the requirements of Code Section 409A or an exception thereto and intends to administer and interpret the 2021 Plan in such a manner.
New Plan Benefits Table
Benefits under the 2021 Plan will depend on the Committee’s actions and discretion and the fair market value of the Company’s stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by participants in the 2021 Plan if the 2021 Plan is approved.